Exhibit 10.39

GMAC COMMERCIAL FINANCE LLC

1290 Avenue of the Americas

New York, New York 10104

March 31, 2003

ACCLAIM ENTERTAINMENT, INC.

ACCLAIM DISTRIBUTION INC.

LJN TOYS, LTD.

ACCLAIM ENTERTAINMENT CANADA, LTD.

ARENA ENTERTAINMENT INC.

One Acclaim Plaza

Glen Cove, New York 11542-2708

Re: Amendment and Modification to Agreements

Gentlemen:

Reference is made to the Revolving Credit and Security Agreement, dated as of January 1, 1993, by and among ACCLAIM ENTERTAINMENT, INC. (“AEI”), ACCLAIM DISTRIBUTION INC. (“ADI”), LJN TOYS, LTD. (“LJN”), ACCLAIM ENTERTAINMENT CANADA, LTD. (“Canada”) and ARENA ENTERTAINMENT INC. (“Arena”; together with AEI, ADI, LJN and Canada, individually, a “Borrower” and collectively, the “Borrowers”) and GMAC Commercial Finance LLC, successor by merger with GMAC Commercial Credit LLC, formerly known as BNY Factoring LLC, as successor by merger to BNY Financial Corporation (sometimes referred to herein as “Lender”), as amended and restated on February 28, 1995 (as so amended and as from time to time thereafter amended, the “Credit Agreement”); the Stock Pledge and Security Agreement, dated July 18, 2001, executed by James R. Scoroposki (“Scoroposki”) in favor of Lender (as amended, the “Scoroposki Pledge Agreement”); and the Stock Pledge and Security Agreement, dated July 18, 2001, executed by Gregory E. Fischbach (“Fischbach”) in favor of Lender (as amended, the “Fischbach Pledge Agreement”).

All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Credit Agreement, the Scoroposki Pledge Agreement or the Fischbach Pledge Agreement, as applicable.

A. Amendments to Credit Agreement.

1. The Borrowers have requested that Lender make certain amendments to the Credit Agreement, and Lender has agreed to do so, subject to the terms and provisions contained herein.

2. Effective as of the date hereof, the definition of “Maximum Loan Amount” appearing in Section 1.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Maximum Loan Amount” means an amount equal to Thirty Million ($30,000,000) Dollars.”

3. Effective as of the date hereof, the definition of “Permitted Overformula Amount” appearing in Section 1.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Permitted Overformula Amount” shall mean (a) for the period commencing on March 18, 2003 and ending on May 31, 2003, an amount, in Lender’s sole discretion, of up to Eleven Million ($11,000,000) Dollars, and (b) for the period commencing on June 1, 2003 and ending on September 29, 2003, an amount, in Lender’s sole discretion, of up to Five Million ($5,000,000) Dollars; provided, that, (x) from and after the earlier to occur of (A) the occurrence and continuance of an Event of Default which is not waived by Lender in its sole discretion, or (B) September 30, 2003, the Permitted Overformula Amount shall be an amount equal to Zero ($0) Dollars; and (y) on, and as of the fifth (5th) Business Day of each month, Lender may, in its sole and absolute discretion, reduce the Permitted Overformula Amount from time to time by the amount by which the aggregate Market Price of Pledged Securities (as such capitalized terms are defined in or referenced to in the letters re: Pledged Securities, dated July 18, 2001, executed by each of James Scoroposki and Gregory Fischbach respectively, in favor of Lender) is less than Five Million ($5,000,000) Dollars until such time as Messrs. Scoroposki and Fischbach each deliver additional Pledged Securities in accordance with the terms of the letters re: Pledged Securities.”

4. Effective as of the date hereof, Sections 6.21, 6.22 and 6.23 of the Credit Agreement are hereby deleted in their entirety.

5. Effective as of the date hereof, Section 6.21 and Section 6.22 are hereby added to the Credit Agreement immediately following Section 6.20 as follows:

“ Section 6.21 Advances to Equal or Exceed Supplemental Availability. At all times, the aggregate amount of Advances shall equal or exceed the Supplemental Availability.

Section 6.22 Maximum Permitted Overformula Amount and Aggregate Obligations. On September 30, 2003 and at all times thereafter, Borrowers shall (a) maintain a Overformula Amount equal to zero ($0) dollars, and (b) maintain an aggregate amount of all outstanding Obligations of less than Eighteen Million ($18,000,000) Dollars; it being acknowledged that, in the event of Borrowers’

failure to comply with (a) and (b) above, as determined by Lender in its sole discretion, in addition to any of Lender’s other rights and remedies, Borrowers’ unconditionally agree to pay an overformula fee in the amount of Fifty Thousand ($50,000) Dollars, which overformula fee shall be fully earned, due and payable on September 30, 2003, shall not be subject to refund, rebate or proration for any reason whatsoever, and shall be charged by Lender to Borrowers as of September 30, 2003.”

B. Condition to Effectiveness. The effectiveness of this agreement and the agreement of Lender to the modifications and amendments set forth in this agreement are subject to the fulfillment of the following conditions precedent:

1. Lender shall have received all fees and other amounts due and payable to Lender upon or prior to the effectiveness of this agreement;

2. Lender shall have received, in form and substance satisfactory to Lender in its sole discretion, an original of this agreement duly authorized, executed and delivered by Borrowers, James Scoroposki and Gregory Fischbach;

3. Lender shall have received, in form and substance satisfactory to Lender in its sole discretion, an original of the Letter re: Cash Deposit, dated as of the date hereof, executed and delivered by each of James Scoroposki and Gregory Fischbach;

4. Lender shall have received, in form and substance satisfactory to Lender in its sole discretion, an original Limited Guaranty, dated as of the date hereof, executed and delivered by each of James Scoroposki and Gregory Fischbach; and

5. No Event of Default shall have occurred and be continuing on the date of this agreement, or would exist after giving effect to the transactions contemplated under this agreement.

C. General Provisions.

1. In connection with the foregoing, each of Messrs. Fischbach and Scoroposki agree that effective as of the date hereof, Section 7(b) of each of the Scoroposki Pledge Agreement and the Fischbach Pledge Agreement, respectively, is hereby amended so that all references to May 30, 2003 are replaced with September 30, 2003.

2. Each of the Borrowers hereby acknowledges, confirms and agrees that all amounts charged or credited to the Loan Account as of February 28, 2003 are correct and binding upon each of the Borrowers and that all amounts reflected to be due and owing in the Loan Account as of February 28, 2003 are due and owing without defense, offset or counterclaim.

3. Commencing on the first day of the month immediately following the date hereof, and on the first day of each month thereafter, Borrowers shall pay to Lender monthly in arrears, a collateral monitoring fee in an amount equal to Two Thousand ($2,000) Dollars per month (the “Collateral Monitoring Fee”). The Collateral Monitoring Fee shall be fully earned monthly when due and shall not be subject to refund, rebate or proration for any reason whatsoever.

4. In consideration of the amendments set forth herein, Borrowers unconditionally agree to pay an amendment fee in the amount of Fifty Thousand ($50,000) Dollars on the date hereof, which amendment fee shall be fully earned as of the date hereof, shall not be subject to refund, rebate or proration for any reason whatsoever, and shall be charged by Lender to Borrowers as of the date hereof.

5. Lender and Borrowers hereby agree that the overformula fee provided for in Paragraph C.3 of the Letter re: Amendment and Modification to Agreements, dated February 13, 2003, by and among Lender, Borrowers, James Scoroposki and Gregory Fischbach shall be forgiven and in no event shall such fee be due and payable by Borrowers.

6. In addition to and not in limitation of anything contained in the Credit Agreement, in the event that (i) at any time during the period from the date hereof to May 31, 2003, an Overformula Amount exists, after giving effect to the Permitted Overformula Amount of up to Eleven Million ($11,000,000) Dollars through May 31, 2003, or (ii) at any time during the period from June 1, 2003 to September 30, 2003, an OverFormula Amount exists, after giving effect to the Permitted Overformula Amount of up to Five Million ($5,000,000) Dollars through September 29, 2003, or (iii) on September 30, 2003 or at any time thereafter, the Overformula Amount is equal to an amount greater than Zero ($0) Dollars, then such event shall at the option of Lender, in its sole discretion, constitute an Event of Default under the Credit Agreement and the Other Documents.

7. Except as specifically set forth herein, no other amendments, changes or modifications to the Credit Agreement, the Scoroposki Pledge Agreement or the Fischbach Pledge Agreement are intended or implied, and, in all other respects, the Credit Agreement, the Scoroposki Pledge Agreement and the Fischbach Pledge Agreement shall continue to remain in full force and effect in accordance with their respective terms as of the date hereof. Except as specifically set forth herein, nothing contained herein shall evidence a waiver or amendment by the Lender of any other provision of the Credit Agreement, the Scoroposki Pledge Agreement or the Fischbach Pledge Agreement nor shall anything contained herein be construed as a consent by the Lender to any transaction other than those specifically consented to herein.

8. The terms and provisions of this agreement shall be for the benefit of the parties hereto and their respective successors and assigns; no other person, firm, entity or corporation shall have any right, benefit or interest under this agreement.

9. This agreement may be signed in counterparts, each of which shall be an original and all of which taken together constitute one amendment. In making proof of this agreement, it shall not be necessary to produce or account for more than one counterpart signed by the party to be charged.

10. This agreement sets forth the entire agreement and understanding of the parties with respect to the matters set forth herein. This agreement cannot be changed, modified, amended or terminated except in a writing executed by the party to be charged.

Very truly yours, GMAC COMMERCIAL FINANCE LLC

By:	/s/ FRANK IMPEROLI
Title:	Senior Vice President

ACKNOWLEDGED AND AGREED:

ACCLAIM ENTERTAINMENT, INC.

ACCLAIM DISTRIBUTION INC.

LJN TOYS, LTD.

ARENA ENTERTAINMENT INC.

ACCLAIM ENTERTAINMENT CANADA, LTD.

By:	/s/ GERARD F. AGOGLIA
Gerard F. Agoglia Executive Vice President and Chief Financial Officer

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ACKNOWLEDGED AND AGREED FOR PURPOSES

OF PARAGRAPHS A.3, B.2, B.3, B.4, C.1, C.5, C.6 AND C.7

/s/ GREGORY E. FISCHBACH
Gregory E. Fischbach

/s/ JAMES R. SCOROPOSKI
James R. Scoroposki